UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 30, 2016

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices)
(502) 778-4421
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in "Item 2.01 Completion of Acquisition or Disposition of Assets" of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2016, National Tobacco Company, L.P. (the “Company”), a subsidiary of Turning Point Brands, Inc. (the “Registrant”), completed the acquisition of Smoke Free Technologies, Inc. (“Vapor Beast”) pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of November 17, 2016 by and among the Company, Vapor Beast, and Vapor Beast’s shareholders, Timothy B. Campbell, Thomas J. Metzler, Timothy B. Cady, Mark M. Howard, and Sheilla V. Andrin (collectively, the “Sellers”). The Company’s entry into the Stock Purchase Agreement was previously reported on a Current Report on Form 8-K, as amended, dated November 17, 2016.

As previously reported, under the Stock Purchase Agreement, the Company purchased all of the issued and outstanding shares of Vapor Beast’s capital stock from the Sellers for an aggregate purchase price of $27 million, of which $4 million was paid to the Sellers in cash at the closing and $2 million (the “Holdback Amount”) will be retained by the Company for 18 months for purposes of satisfying Sellers’ indemnification obligations under the Purchase Agreement. The remainder of the purchase price was paid by the Company’s issuance to the Sellers of (i) short-term installment promissory notes (the “Installment Notes”) in the aggregate face principal amount of $19 million and (ii) 18-month promissory notes (the “18-Month Notes,” and together with the Installment Notes, the “Notes”) in the aggregate face principal amount of $2 million.

The Installment Notes bear simple interest at the short-term Applicable Federal Rate of 0.68% and have a maturity date of December 14, 2016. The 18-Month Notes bear interest at a rate equal to 6% per annum, compounded monthly, and have a maturity date of May 30, 2018.

The Notes may be prepaid at any time without penalty and are subject to a late payment penalty of 5% and a default rate of 13% per annum. The Notes are subject to customary defaults, including defaults for nonpayment, nonperformance, any material breach under the Stock Purchase Agreement by the Company and bankruptcy or insolvency of the Company. Upon an event of default and notice by a Seller, the obligations under the applicable Note may accelerate and become immediately due and payable.

In connection with the Stock Purchase Agreement, the Registrant entered into a Guaranty (collectively, the “Guaranties”) with each Seller under which the Registrant unconditionally guaranteed the Company’s obligations under the Notes and the payment to each Seller of its pro rata portion of the Holdback Amount, subject to any defenses the Company may have for any nonperformance.

The foregoing descriptions of the Installment Notes, the 18-Month Notes and the Guaranties are qualified in their entirety by reference to the full text of the forms of the Installment Notes, the 18-Month Notes and the Guaranties attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth above in "Item 2.01 Completion of Acquisition or Disposition of Assets" of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Vapor Beast.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(b)           Pro forma financial information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(d)           Exhibits

Exhibit	Description

10.1	Form of Installment Note

10.2	Form of 18-Month Note

10.3	Form of Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: December 2, 2016	By:	/s/ James Dobbins
James Dobbins
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Installment Note

10.2	Form of 18-Month Note

10.3	Form of Guaranty